                                  EXHIBIT 24.1

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Alexius A. Dyer III, Jonathan G. Ornstein and James E. Swigart (the "Grantors"), have made, constituted and appointed, and by these presents do make, constitute and appoint George Murnane III, with full power of substitution, their true and lawful attorney, for them and in their name, place and stead to execute, acknowledge, deliver and file Amendment No. 1 to Schedule 13D required by
Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, respecting securities of CCAIR, Inc. beneficially owned by the Grantors.

         The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the Grantors in favor of persons other than those named herein.

         The Grantors agree and represent to those dealing with their attorney-in-fact herein, George Murnane III, that this Power of Attorney may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

         WITNESS THE EXECUTION HEREOF, _____________________, 1998.


                                      /s/ Alexius A. Dyer III
                                    ----------------------------------------
                                    Alexius A. Dyer III


                                      /s/ Jonathan G. Ornstein
                                    ----------------------------------------
                                    Jonathan G. Ornstein


                                      /s/ James E. Swigart
                                    ----------------------------------------
                                    James E. Swigart